Exhibit 3.1
          1996 Amended Articles of Incorporation and the 1995 Amended and Restated Articles of Incorporation of Federal Trust Corporation



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                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                           FEDERAL TRUST CORPORATION

The Articles of Incorporation of Federal Trust Corporation (the "Corporation") were filed on August 5, 1988 under the name First Coast Bancorp, Inc. And assigned Charter No. M92930. The Articles of Incorporation were amended by amendments filed with the Secretary of State of the State of Florida on September 23, 1988, November 4, 1988 and March 26, 1990. Articles of Restatement of the Articles of Incorporation were filed with the Secretary of State on August 2, 1990 and an amendment thereto was filed on May 21, 1991.

The Board of Directors of the Corporation desires that the Articles of Incorporation of the Corporation, as previously amended and restated, be further amended and restated in accordance with the provisions of Section 607.1007 of the Florida Business Corporation Act (the "Act"). Accordingly, the Articles of Incorporation of the Corporation as heretofore amended and restated are hereby amended and restated to read as follows:

                                ARTICLE I - NAME

The name of the Corporation is Federal Trust Corporation.

                        ARTICLES II - PRINCIPAL OFFICE -
                           STREET AND MAILING ADDRESS

The street and mailing address of the principal office of the Corporation is 1211 Orange Avenue, Winter Park, Florida 32789.

                          ARTICLE III - CAPITAL STOCK

The Corporation is authorized to issue 5,000,000 shares of common stock, par value one cent ($.01) per share (the "Common Stock").

                    ARTICLE IV - REGISTERED OFFICE AND AGENT

The street address of the registered officer of the Corporation is 1211 Orange Avenue, Winter Park, Florida 32789 and the registered agent of the corporation at that address is Donald R.
Wrenn.

                       ARTICLE V - POWERS AND GOVERNANCE

The Corporation and its Board of Directors shall have all powers provided for under the Act and otherwise provided by law. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. With respect to matters of corporate governance and the election of directors:



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     A. The directors  need not be elected by written  ballot  unless  otherwise provided in the Bylaws.

     B. All action required or permitted to be taken by the Stockholders must be taken at a duly called annual or special meeting of the stockholders of the Corporation (the "Stockholders") of the class or classes of stockholders entitled to vote on the matter(s) to be voted upon and such action may not be effected by a written consent of the Stockholders (or the members of such class or classes of Stockholders) without a meeting.

     C. Special meetings of the Stockholders my be called only by (i) the Board of Directors pursuant to a resolution duly adopted by a majority of the total number of directors that authorized whether or not any vacancies then exist is previously authorized directorships (the Board of Directors as comprised of all directorships authorized at a given time being the "Full Board"0, or (ii) by Stockholders who hold not less that ten percent (10%) of all of the voted entitled to be cast on any issued proposed to be considered at the proposed special meeting by their signing, dating and delivering to the Corporation's Secretary one or more written demands for the meeting describing the purpose or purposed for which it is to be held.

                             ARTICLE VI - DIRECTORS

     Section 1. Number, Staggered Terms. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Full Board. However, the maximum number of directors shall be eleven and the minimum number shall be three. The directors shall be divided into three (3) classes, as nearly equal in number as reasonably possible, with the term of office of those of the first class elected at any annual meeting to expire at the next ensuing annual meeting of Stockholders, the term of the second class at the second annual meeting of Stockholders after such directors were elected and the term of the third class at the third annual meeting of Stockholders after such directors were elected. At each annual meeting of Stockholders following such initial classification and election, each director elected to succeed a director whose term expires shall be elected for a term of the same duration as that of the director he or she succeeds.

     Section 2. New Directorships and Vacancies. Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less that a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of Stockholders at which the term of office of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     Section 3. Notice of Nominations, etc. Advance notice of Stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the Stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

     Section 4. Removal of  Directors.  Any director of directors may be removed



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from office,  with or without cause, by the  affirmative  vote of the holders of majority of the voting power of all the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors voting together as a single class.

                         ARTICLE VII - INDEMNIFICATION

     Section 1. Third Party Proceedings. The Corporation shall indemnify any person who was or is party to any proceeding (other than an action by, or in the right of, the Corporation), by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best action or proceeding, has no reasonable cause to believe his judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 2. Derivative Proceedings. The Corporation shall indemnify any person who was or is a party to any proceeding by or in the right of the fact that he is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, except that no indemnification shall be made under this section in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Expenses. To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any proceeding referred to in Section 1 or Section 2, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

     Section 4.  Standard of Conduct.  Any  indemnification  under  Section 1 or
Section 2, unless pursuant to a determination by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in
Section 1 or Section 2. Such determination shall be made:


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     (a) By the board of directors by a majority vote of a quorum  consisting of directors who were not parties to such proceeding;

     (b) If such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors not at the time parties to the proceeding;

(c) By independent legal counsel:

     (1) Selected by the board of directors prescribed in paragraph (a) or the committee prescribed in paragraph (b); or

     (2) If a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by majority vote of the full board of directors (in which directors who are parties may participate); or

     (d) By the Stockholders by a majority vote of a quorum consisting of Stockholders who were not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of Stockholders who were not parties to such proceeding.

     Section 5. Reasonableness of Expenses. Evaluation of the reasonableness of expenses and authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible. However, if the determination of permissibility is made by independent legal counsel, persons specified by paragraph (C) of Section 4 shall evaluate the reasonableness of expenses and may authorize indemnification.

     Section 6. Advances for Expenses. Expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Corporation pursuant to this Article VII. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

     Section 7. Nonexclusivity of Indemnification Provisions. The indemnification and advancement of expenses provided pursuant to this Article are not exclusive and the Corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of Stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while hold such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee, or agent if a judgment or other final adjudication established that his actions or omissions to act were material to the cause of action so adjudicated and constitute:

     (a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no



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reasonable cause to believe his conduct was unlawful;

     (b) A transaction from which the director, officer, employee, or agent derived an improper personal benefit;

     (c) In the case of director, a circumstance under which the liability provisions of Section 607.0834 of the Act are applicable; or

     (d) Wilful misconduct or a conscious disregard for the best interest of the Corporation in a proceeding by or in the right of the Corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     Section 8. Applicability to Former Officers, Etc. Indemnification and advancement of expenses as provided in this Article shall continue as, unless otherwise provided when authorized or ratified, to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person, unless otherwise provided when authorized or ratified.

     Section 9. Court Ordered Indemnification. Notwithstanding the failure of the Corporation to provide indemnification, and despite any contrary determination of the board or of the Stockholders in the specific case, a director, officer, employee, or agent of the Corporation who is or was a party to a proceeding may apply for indemnification or advancement of expenses, or both, to the court conducting the proceeding, to the circuit court, or to another court of competent jurisdiction. On receipt of an application, the court, after giving any notice that it considers necessary, may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses, if it determines that:

     (a) The director, officer, employee, or agent is entitled to mandatory indemnification under Section 3, is which case the court shall also order the Corporation to pay the director reasonable expenses incurred in obtaining court-ordered indemnification or advancement of expenses;

     (b)  The   director,   officer,   employee,   or  agent  is   entitled   to
indemnification or advancement of expenses, or both, by virtue of the exercise by the Corporation of its power pursuant to Section 7; or

     (c) The director, officer, employee, or agent is fairly and reasonably entitled to indemnification or advancement of expenses, or both, in view of all the relevant circumstances, regardless of whether such person met the standard of conduct set forth in Section 1, Section 2 or Section 3.

     Section 10. Merger, Etc. For purposes of this Article, the term "Corporation" incudes, in addition to the resulting corporation, any constituent corporation (including an constituent of a constituent) absorbed in a consolidation or merger, so that any person who is or was a director, officer, employee, or agent of constituent corporation, or is or was serving at the request of constituent corporation as director, officer, employee, or agent of



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another corporation,  partnership,  joint venture, trust or other enterprise, is in the same position under this Article with respect to the resulting or surviving corporation as he would have been with respect to such constituent corporation if its separate existence has continued.

     Section 11. Definitions. For purposes of this Article:

     (a) The term "other enterprises" includes employee benefit plans;

     (b) The term "expenses" included counsel fees, including those for appeal;

     (c) The term "liability" includes obligations to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to any employee benefit plan), and expenses, actually and reasonably incurred with respect to a proceeding;

     (d) The term "proceeding" includes any threatened, pending, or contemplated
action,   suite,   or  other  type  of  proceeding   whether  civil,   criminal,
administrative, or investigative and whether formal of informal;

     (e) The term "agent" includes a volunteer;

     (f) The term "serving at the request of the Corporation" includes any service as a director, officer, employee, or agent of the Corporation that imposes duties on such persons, included duties relating to an employee benefit plan and its participants or beneficiaries; and

     (g) The term "not opposed to the best interest of the Corporation" describes the actions of a person who acts in good faith and in a manner he reasonably believes to be in the best interests of the participants and beneficiaries of any employee benefit plan.

     Section 12. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would he have the power to indemnify him against such liability under the provisions of this section.

     Section 13. Extension of Indemnification Provisions. To the extent that the Act is amended after the date of these Amended and Restated Articles of Incorporation to permit the Corporation to provide broader indemnification rights that those set forth above in this Article VII, then these Amended and Restated Articles of Incorporation shall be deemed to automatically include any such amendments to the Art.

     Section 14. Continuing Indemnification. Any repeal or modification of all or any part of this Article VII by the stockholders of the Corporation shall not limit or adversely affect any right of indemnification or protection of a


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director by the Corporation  existing at the time of such repeal or modification under the provisions of this Article or otherwise.

                            ARTICLE VIII - AMENDMENT

     The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida and all rights conferred upon stockholders are granted subject to this reservation; provide, however, that, notwithstanding any other provision of these Restated Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by law or by these Articles of Incorporation, the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of these Restated Articles of Incorporation.

     IN WITNESS WHEREOF, the Chairman of the Board of Directors of the Corporation has executed these Restated Articles of Incorporated this 22nd day of July, 1994.

                         James T. Bell
                         Chairman of the Board

                         ACCEPTANCE OF REGISTERED AGENT

     The undersigned hereby accepts the designation as Registered Agent of FEDERAL TRUST CORPORATION.

                         Donald A. Wrenn

                                  CERTIFICATE

     The foregoing Restated Articles of Incorporation of Federal Trust Corporation were approved by the Corporation's (i) Board of Directors by majority vote at a regular meeting of the Board held on July 22, 1994 and (ii) by the majority vote of the holders of the Common Stock at the annual meeting of stockholders held on July 22, 1994 and the number of votes cast approving such Restated Articles of Incorporation was sufficient for approval by the stockholders of the Corporation.

This 22nd day of July, 1994.

Carole M. Jones
Secretary



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                                State of Florida

                               Department of State

I certify the attached is a true and correct copy of the Articles of Incorporation, as amended to date, of FEDERAL TRUST CORPORATION, a corporation organized under the laws of the State of Florida, as shown by the records of this office.

The document number of this corporation is M92930.

                                    Given under my hand and the
                                Great Seal of the State of Florida,
                                          at Tallahassee,
                                       the Capitol, this the
                                   Thirteenth day of August, 1996

                                       /s/Sandra B. Mortham
                                        Sandra B. Mortham
                                       Secretary of State

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                             ARTICLES OF AMENDMENT
                   TO THE RESTATED ARTICLES OF INCORPORATION
                          OF FEDERAL TRUST CORPORATION


Pursuant to the provisions of Sections 607.1003 and 607.1006 of the Florida Statutes, FEDERAL TRUST CORPORATION adopts the following ARticles of Amendment to its Restated ARticles of Incorporation:

         1. The name of the corporation is FEDERAL TRUST CORPORATION.

         2 The original Articles of Incorporation for the corporation were filed on August 5, 1988 and assigned Charter No. M92930. The Articles of Incorporation were amended by amendments filed with the Secretary of State of the State of Florida on September 23, 1999, November 4, 1988 and March 26, 1990. Articles of Restatement of the Articles of Incorporation were filed on August 3, 1990 and amended on May 21, 1991. Restated ARticles of Incorporation were filed on October 5, 1994.

         3 At a regular meeting of the Board of Directors of the corporation held on May 7, 1996 the Directors adopted and recommended to the corporation's Stockholders for approval, and at the annual meeting of the Stockholders of the corporation held on June 5, 1996 the Stockholders approved, an amendment to the corporation's restated Articles of Incorporation to delete in their entirety Sections 1 and 2 of Article VI and to insert in lieu thereof new Sections 1 and 2 to read as follows:

                  Section 1. Number and Term. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Full Board. However, the maximum number of directors shall be eleven and the minimum number shall be three. At each annual meeting of Stockholders, directors shall be elected to succeed directors whose terms expire at such annual meeting for a term expiring at the next annual meeting of Stockholders.

                  Section 2. New  Directorships  and  Vacancies.  Newly
         created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of Stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         4. The amendment was approved by the corporation's single class of Stockholders and the number of votes cast for approval was sufficient.

         IN WITNESS WHEREOF, the Chairman of the corporation has executed these Articles of Amendment this 5th day of June, 1996 on behalf of the corporation.

                                   FEDERAL TRUST CORPORATION

                                   By: /s/James T. Bell, Chairman
                                          James T. Bell, Chairman



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                           FEDERAL TRUST CORPORATION
                           CERTIFICATE OF RESOLUTIONS


At the regular meeting of the Board of Directors (the "Board") held at the offices of the Corporation in Winter Park, Florida on March 11, 1994, the following resolution was unanimously approved by the Board:

         RESOLVED that the Board does hereby nominate Mr. James V. Suskiewich to serve as a Class II Director of the Company until the 1995 Annual Meeting; and

         FINALLY RESOLVED, that the nomination of Mr. Suskiewich be presented to the shareholders at the 1994 Annual Meeting for election.

THE UNDERSIGNED, being duly elected and incumbent Secretary of the Corporation does hereby certify that the foregoing Resolution was duly adopted by the Board on March 11, 1994 and continues in full force and effect as of the date of this Certificate without alteration or modification.

IN WITNESS WHEREOF, the Corporate Secretary of Federal Trust Corporation has hereunto affixed her hand and seal on this March 11, 1994.

                                   /s/Carole M. Jones
                                      Carole M. Jones, Secretary